Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-180505, 333-176728, 333-173532, 333-171157, 333-167869, 333-163125, 333-161560, 333-158076, 333-149628, 333-144213, 333-132303, 333-128895, 333-114374, 333-106978, 333-103513 and 333-83126) of Sigma Designs, Inc. of our report dated July 17, 2012 relating to the financial statements of the Digital Television Business of Trident Microsystems, Inc., which appears in the Current Report on Form 8-K, Amendment No. 1 of Sigma Designs, Inc.

/s/PricewaterhouseCoopers LLP

San Jose, California
July 17, 2012